Exhibit 99.1

EXL Board of Directors Appoints Rohit Kapoor Board Chair; Announces other Board and Management Changes

Kapoor becomes chair in addition to his current role as chief executive officer; Vikram Pandit to transition to lead independent director
Vikas Bhalla and Vivek Jetley each promoted to president of EXL

NEW YORK, April 3, 2024 – EXL [NASDAQ: EXLS], a leading data analytics and digital operations and solutions company, today announced changes to its board of directors and management structure to better position the company for continued growth as it enhances its focus on data and AI. The changes became effective April 1, 2024.

Rohit Kapoor has been appointed board chair, in addition to his role as chief executive officer (CEO). Pandit, who currently serves as board chair, will transition to lead independent director.

Kapoor has served as CEO since 2008 and board vice chair since 2012. Pandit has been a director of the company since 2018 and board chair since 2022.

“Rohit has been an incredible leader for the company and becoming chair is both a natural evolution of his responsibilities and a reflection of the high degree of confidence the board has in EXL’s strategic direction,” said Pandit.

Kapoor said, “I’m honored to be appointed chair, and I look forward to working even more closely with the board at this important juncture as EXL transforms to a data and AI-led company. I would like to thank Vikram for his invaluable service as chair, and I’m thrilled to be able to continue working with him in his role as lead independent director.”

Vikas Bhalla and Vivek Jetley, who are currently executive vice president and head of insurance and executive vice president and head of analytics, respectively, have each been promoted to president of EXL in addition to their current business head roles. In their expanded roles, they will take on broader companywide responsibilities, including supporting the board chair & CEO to drive overall corporate performance and the adoption of our data and AI-led solutions. Bhalla and Jetley will continue to report to Kapoor.

“As EXL becomes the data and AI-led partner of choice for its clients, it is important that we continually optimize our leadership structure to execute on our strategic objectives,” said Kapoor. “Vikas and Vivek are highly talented and strategic leaders who have built strong sustainable growth businesses and have created tremendous impact for EXL over the past two decades. I am delighted that they are being recognized for their past contributions and their ability to generate significant value at EXL going forward.”

###

About EXL

EXL (NASDAQ: EXLS) is a leading data analytics and digital operations and solutions company. We partner with clients using a data and AI-led approach to reinvent business models, drive better business outcomes and unlock growth with speed. EXL harnesses the power of data, analytics, AI, and deep industry knowledge to transform operations for the world’s leading corporations in industries including insurance, healthcare, banking and financial services, media and retail, among others. EXL was founded in 1999 with the core values of innovation, collaboration, excellence, integrity and respect. We are headquartered in New York and have more than 54,000 employees spanning six continents. For more information, visit www.exlservice.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995. You should not place undue reliance on those statements because they are subject to numerous uncertainties and factors relating to EXL's operations and business environment, all of which are difficult to predict and many of which are beyond EXL’s control. Forward-looking statements include information concerning EXL’s possible or assumed future results of operations, including descriptions of its business strategy. These statements may include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are based on assumptions that we have made in light of management's experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. You should understand that these statements are not guarantees of performance or results. They involve known and unknown risks, uncertainties and assumptions. Although EXL believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect EXL’s actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors, which include our ability to maintain and grow client demand, our ability to hire and retain sufficiently trained employees, and our ability to accurately estimate and/or manage costs, rising interest rates, rising inflation and recessionary economic trends, are discussed in more detail in EXL’s filings with the Securities and Exchange Commission, including EXL’s Annual Report on Form 10-K. You should keep in mind that any forward-looking statement made herein, or elsewhere, speaks only as of the date on which it is made. New risks and uncertainties come up from time to time, and it is impossible to predict these events or how they may affect EXL. EXL has no obligation to update any forward-looking statements after the date hereof, except as required by federal securities laws.

© 2024 ExlService Holdings, Inc.  All rights reserved. For more information go to www.exlservice.com/legal-disclaimer

Contacts

Media

Keith Little

+1 703-598-0980

media.relations@exlservice.com

Investor Relations

John Kristoff

+1 212 209 4613

IR@exlservice.com